As filed with the Securities and Exchange Commission on May 9, 2022

Registration Statement No. 333-256919

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-1

ON

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AEVA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

84-3080757

(I.R.S. Employer Identification Number)

555 Ellis Street

Mountain View, California 94043

(650) 481-7070

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Soroush Salehian

Chief Executive Officer

555 Ellis Street

Mountain View, California 94043

(650) 481-7070

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Heidi Mayon Julia R. White Goodwin Procter LLP 601 Marshall Street Redwood City, California 94063 (650) 752-3100

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instructions I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On June 9, 2021, the registrant filed a Registration Statement on Form S-1 (Registration No. 333-256919), which was subsequently declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on June 24, 2021 (as amended, the “Registration Statement”). On March 23, 2022 the registrant filed Post-Effective Amendment No. 1.

This Post-Effective Amendment No. 2 to Form S-1 on Form S-3 (“Post-Effective Amendment No. 2”) is being filed by the registrant to refile Exhibit 23.1 to the Registration Statement. No other material changes have been made to the prospectus included in the Registration Statement.

No additional securities are being registered under this Post-Effective Amendment No. 2. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 9, 2022

PRELIMINARY PROSPECTUS

Up to 181,727,147 Shares of Common Stock

384,000 Warrants to Purchase Common Stock

This prospectus relates to the issuance by us of up to an aggregate of 12,075,000 shares of our common stock that may be issued upon exercise of warrants to purchase common stock at an exercise price of $11.50 per share (the “public warrants”). This prospectus also relates to the offer and sale, from time to time, by the selling securityholders named in this prospectus (the “Selling Securityholders”), or any of their pledgees, donees, assignees and successors-in-interest (“permitted transferees”), of (i) 28,168,478 shares of our common stock that were issued to certain investors (collectively, the “PIPE Investors”) in a private placement in connection with the closing of the Business Combination (as defined below), (ii) 141,099,669 shares of our common stock otherwise held by the Selling Securityholders, (iii) up to an aggregate of 384,000 shares of our common stock that may be issued upon exercise of warrants to purchase shares of common stock that were issued to the Sponsor (as defined below) as part of the private placement units (as defined below), which are substantially identical to the public warrants, subject to certain limited exceptions (the “private placement warrants” and, together with the public warrants, the “warrants”) held by the Selling Securityholders and (iv) up to an aggregate of 384,000 private placement warrants held by the Selling Securityholders, as further described in this prospectus. This prospectus also covers any additional securities that may become issuable by reason of share splits, share dividends or other similar transactions.

We will not receive any proceeds from the sale of shares of common stock or warrants by the Selling Securityholders pursuant to this prospectus, except with respect to amounts received by us upon exercise of the warrants to the extent such warrants are exercised for cash. However, we will pay the expenses, other than underwriting discounts and commissions and certain expenses incurred by the Selling Securityholders in disposing of the securities, associated with the sale of securities pursuant to this prospectus.

We are registering the offer and sale of the securities described above to satisfy certain registration rights we have granted. Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the securities. The Selling Securityholders and any of their permitted transferees may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. Additional information on the Selling Securityholders, and the times and manner in which they may offer and sell the securities under this prospectus, is provided under “Selling Securityholders” and “Plan of Distribution” in this prospectus.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our common stock and warrants are listed on the NYSE under the symbols “AEVA” and “AEVA.WS”, respectively. On May 6, 2022, the closing price of our common stock was $3.16 per share and the closing price of our warrants was $0.51 per share.

Investing in our securities involves a high degree of risk. Before you invest in our securities, you should carefully read the section entitled “Risk Factors” on page 5 of this prospectus, and other risk factors contained in any applicable prospectus supplement and in the documents incorporated by reference herein and therein.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2022.

i

INTRODUCTORY NOTE AND FREQUENTLY USED TERMS

On March 12, 2021 (the “Closing” and such date the “Closing Date”), InterPrivate Acquisition Corp., a Delaware corporation and our predecessor company (“InterPrivate”), consummated the previously announced business combination (the “Business Combination”) pursuant to the terms of the Business Combination Agreement, dated as of November 2, 2020 (the “Business Combination Agreement”), by and among InterPrivate, WLLY Merger Sub Corp., a Delaware corporation (“Merger Sub”) and Aeva, Inc., a Delaware corporation ( “Legacy Aeva”).

Pursuant to the Business Combination Agreement, on the Closing Date, (i) InterPrivate changed its name to “Aeva Technologies, Inc.” (the “Company”) and (ii) Merger Sub merged with and into Legacy Aeva (the “Merger”), with Legacy Aeva surviving the Merger as a direct, wholly-owned subsidiary of the Company.

Unless the context otherwise requires, references in this prospectus to “Aeva”, the “Company”, “us”, “we”, “our” and any related terms prior to the closing of the Business Combination are intended to mean Aeva, Inc., a Delaware corporation, and after the closing of the Business Combination, Aeva Technologies, Inc. and its consolidated subsidiaries.

In addition, in this document, unless otherwise stated or the context otherwise requires, references to:

•	“InterPrivate” are to InterPrivate Acquisition Corp., a Delaware corporation, prior to the Closing;

•	“Board” are to the board of directors of the Company;

•	“Business Combination” or “Transactions” are to the Merger and other transactions contemplated by the Business Combination Agreement, collectively;

•	“Canaan” are to Canaan XI L.P.;

•	“Founders” are to Mina Rezk and Soroush Salehian Dardashti;

•	“Founder Shares” are to the shares of InterPrivate common stock initially purchased by the Sponsor in a private placement in August 2019;

•	“Governing Documents” are to the Certificate of Incorporation and the Bylaws;

•	“Key Aeva Stockholders” means Adage Capital Partners, LP, Canaan, Lux, and the Founders; and

•	“Lux” are to Lux Co-Investment Opportunities, L.P. and Lux Ventures IV, L.P., collectively.

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. We and the Selling Securityholders and their permitted transferees may, from time to time, issue, offer and sell, as applicable, the securities described in this prospectus in one or more offerings through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that the Selling Securityholders and their permitted transferees offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the common stock being offered and the terms of the offering.

A prospectus supplement may add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in, or incorporated by reference into, this prospectus, and any applicable prospectus supplement.

Neither we nor the Selling Securityholders have authorized anyone to provide you with different or additional information. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside the United States: neither we nor the Selling Securityholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find More Information.”

Unless the context otherwise requires, references in this prospectus to “Aeva”, the “Company”, “us”, “we”, “our” and any related terms prior to the closing of the Business Combination are intended to mean Aeva, Inc., a Delaware corporation, and after the closing of the Business Combination, Aeva Technologies, Inc. and its consolidated subsidiaries.

This prospectus contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

iii

THE COMPANY

Overview

Our goal is to bring perception to all devices. Through our Frequency Modulated Continuous Wave (“FMCW”) sensing technology, we believe we are introducing the world’s first 4D LiDAR-on-chip that, along with our proprietary software applications, enables the adoption of LiDAR across broad applications. We believe that our solutions will allow for the wide-scale adoption of autonomous driving. Furthermore, we believe that our proprietary 4D LiDAR technology has the potential to enable new categories for perception across consumer electronics, consumer health, industrial automation and security applications.

Founded in 2017 by former Apple engineers Soroush Salehian and Mina Rezk and led by a multidisciplinary team of engineers and operators experienced in the field of sensing and perception, Aeva’s mission is to bring the next wave of perception technology to broad applications from automated driving to consumer electronics, consumer health, industrial automation and security. Our 4D LiDAR-on-chip combines silicon photonics technology that is proven in the telecom industry with precise instant velocity measurements and long-range performance for commercialization.

As a development stage company, we work closely with our customers on the development and commercialization of their programs and the utilization of our products in such programs. Thus far, our customers have purchased prototype products and engineering services from us for use in their research and development programs. We are expanding our manufacturing capacity through third-party manufacturers to meet our customers’ anticipated demand for the production of our products.

Unlike legacy 3D LiDAR, which relies on Time-to-Flight (“ToF”) technology and measures only depth and reflectivity, Aeva’s solution leverages a proprietary FMCW technology to measure velocity in addition to depth, reflectivity and inertial motion. We believe the ability of Aeva’s solution to measure instant velocity for every pixel is a major advantage over ToF-based sensing solutions. Furthermore, Aeva’s technology is free from interference from other LiDAR beams and sunlight, and our core innovations within FMCW are intended to enable autonomous vehicles to see at significantly higher distances of up to 500 meters.

We believe the advantages of our 4D LiDAR-on-chip allows us to provide the first LiDAR solution that is fully integrated onto a chip with superior performance, at scale, with the potential to allow for the wise-scale adoption of autonomous driving and drive new categories of perception across industrial automation, consumer electronics, consumer health, aerospace, and security markets.

Corporate Information

We were incorporated under the laws of the state of Delaware on August 16, 2019 under the name InterPrivate Acquisition Corp. Upon the Closing, we changed our name to Aeva Technologies, Inc. Our principal executive offices are located at 555 Ellis Street, Mountain View, California 94043 and our telephone number is (650) 481-7070. Our website address is www.aeva.com. The information contained in, or accessible through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

THE OFFERING

The following summary of the offering contains basic information about the offering and our common stock and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of our common stock, please refer to the section titled “Description of Capital Stock.”

This prospectus relates to the issuance by us of up to an aggregate of 12,075,000 shares of our common stock that may be issued upon exercise of the public warrants. This prospectus also relates to the offer and sale from time to time by the Selling Securityholders, or their permitted transferees, of (i) up to an aggregate of 28,168,478 shares of our common stock that were issued to the PIPE Investors in a private placement in connection with the closing of the Business Combination, (ii) up to an aggregate of 141,099,669 shares of our common stock otherwise held by the Selling Securityholders, (iii) up to an aggregate of 384,000 shares of our common stock that may be issued upon exercise of the private placement warrants held by the Selling Securityholders and (iv) up to 384,000 private placement warrants held by the Selling Securityholders.

Securities that may be offered and sold from time to time by the Selling Securityholders named herein	Up to an aggregate of 181,727,147 shares of common stock, including up to an aggregate of 12,459,000 shares of our common stock that may be issued upon exercise of warrants, and up to an aggregate of 384,000 private placement warrants held by the Selling Securityholders.

Common stock outstanding	216,703,019 shares of common stock as of May 2, 2022.

Use of proceeds	All of the shares of common stock and warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales, except with respect to amounts received by us upon exercise of the warrants to the extent such warrants are exercised for cash.

Market for our common stock and warrants	Our common stock and warrants are listed on the NYSE under the symbols “AEVA” and “AEVA.WS”, respectively.

Risk factors	Any investment in the common stock or warrants offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” elsewhere in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, including the documents incorporated by reference in this prospectus, may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•	our financial and business performance;

•	changes in our strategy, future operations, financial position, estimated revenues and losses, forecasts, projected costs, prospects and plans;

•	the implementation, market acceptance and success of our products and technology in the autonomous vehicle industry and in potential new categories for perception;

•	demand for our products and the drivers of that demand;

•	our estimated total addressable market and other industry projections, including with respect to additional potential new categories for perception, and our projected market share;

•

competition in our industry, the advantages of our products and technology over competing products and technology existing in the market, and competitive factors including with respect to technological capabilities, cost and scalability;

•	our ability to scale in a cost-effective manner and maintain and expand its manufacturing relationships;

•	our ability to enter into production supply agreements with customers, the terms of those agreements, and customers’ utilization of our products and technology in their development programs;

•	our expected reliance on manufacturing partners;

•	our expected production timeline for its products;

•	developments and projections relating to our competitors and industry;

•	our expectation that we will incur substantial expenses and continuing losses for the foreseeable future;

•	the impact of health epidemics, including the COVID-19 pandemic, on our business and industry and the actions we may take in response thereto;

•	our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•	expectations regarding the time during which we will be an emerging growth company under the JOBS Act;

•	our future capital requirements and sources and uses of cash;

•	our ability to obtain funding for our operations;

•	our business, expansion plans and opportunities;

•	anticipated financial performance, including gross margin, and the expectation that our future results of operations will fluctuate on a quarterly basis for the foreseeable future;

•	expected capital expenditures, cost of revenue and other future expenses, and the sources of funds to satisfy the liquidity needs of the Company; and

•	the outcome of any known and unknown litigation and regulatory proceedings.

These forward-looking statements are based on information available as of the date of this prospectus and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements in deciding whether to invest in our securities. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	the ability to maintain the listing of our common stock on the NYSE;

•

the price of our securities may be volatile due to a variety of factors, including changes in the competitive and highly regulated industries in which we operate, variations in performance across competitors, changes in laws and regulations affecting our business and changes in our capital structure;

•	the risk of downturns and the possibility of rapid change in the highly competitive industry in which we operate;

•	the risk that we and our current and future collaborators are unable to successfully develop and commercialize our products or services, or experience significant delays in doing so;

•	the risk that we may never achieve or sustain profitability;

•	the risk that we will need to raise additional capital to execute our business plan, which may not be available on acceptable terms or at all;

•	the risk that we experience difficulties in managing our growth and expanding operations;

•	the risk that third-party suppliers and manufacturers are not able to fully and timely meet their obligations;

•	the risk of product liability or regulatory lawsuits or proceedings relating to our products and services;

•	the risk that we are unable to secure or protect our intellectual property; and

•	other risks and uncertainties described in this prospectus, including those under the section entitled “Risk Factors.”

RISK FACTORS

An investment in our securities involves risks and uncertainties. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before making an investment decision. The risks described in these documents are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially adversely affected. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section titled “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We are filing the registration statement of which this prospectus is a part to permit holders of the shares of our common stock and warrants described in the section entitled “Selling Securityholders” to resell such shares and warrants.

All of the shares of common stock and warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales, except with respect to amounts received by us upon exercise of the warrants to the extent such warrants are exercised for cash. We intend to use any proceeds from the exercise of any warrants for cash for general corporate and working capital purposes.

DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to the Certificate of Incorporation, the Bylaws and the warrant-related documents described herein, which are exhibits to the registration statement of which this prospectus is a part. We urge you to read each of the Certificate of Incorporation, the Bylaws and the warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Capital Stock

The Certificate of Incorporation authorizes the issuance of 422,000,000 shares of common stock, $0.0001 par value per share and 10,000,000 shares of preferred stock, $0.0001 par value. The outstanding shares of the Company are duly authorized, validly issued, fully paid and non-assessable. As of May 2, 2022, there were 216,703,019 shares of common stock issued and outstanding and no shares of preferred stock issued or outstanding.

Voting Power

Except as otherwise required by law or as otherwise provided in any resolution or resolutions adopted by the Board providing for the issue of preferred stock (a “Preferred Stock Designation”), the holders of Company common stock will possess all voting power for the election of the Company directors and all other matters submitted to a vote of stockholders of the Company. Holders of Company common stock will have one vote in respect of each share of stock held by such holder on matters to be voted on by stockholders. Except as otherwise required by law, holders of Company common stock, as such, will not be entitled to vote on any amendment to the Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the rights, powers, preferences or other terms of one or more outstanding series of Company preferred stock if the holders of such affected series of Company preferred stock are entitled to vote on such amendment pursuant to the Certificate of Incorporation (including any Preferred Stock Designation) or pursuant to the Delaware General Corporation Law (“DGCL”).

Dividends

Subject to applicable law and the rights and preferences of any holders of any outstanding series of preferred stock of the Company, holders of Company common stock will be entitled to receive dividends when, as and if declared by the Board, payable either in cash, in property or in shares of capital stock.

Liquidation, Dissolution and Winding Up

Upon the Company’s liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to any holders of Company preferred stock having liquidation preferences, if any, the holders of the Company common stock will be entitled to receive pro rata the Company’s remaining assets available for distribution.

Preemptive or Other Rights

Subject to the preferential rights of any other class or series of stock, all shares of Company common stock have equal dividend, distribution, liquidation and other rights, and have no preference or appraisal rights, except for any appraisal rights provided by the DGCL. Furthermore, holders of Company common stock have no preemptive rights and there are no conversion, sinking fund or redemption rights, or rights to subscribe for any of the Company’s securities. The rights, powers, preferences and privileges of holders of the Company common stock are subject to those of the holders of any shares of Company preferred stock that the Board may authorize and issue in the future.

Election of Directors

The Board is divided into three classes, each of which generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Preferred Stock

The Certificate of Incorporation provides that shares of Company preferred stock may be issued from time to time in one or more series. The Board is be authorized to establish the voting rights, if any, designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, applicable to the shares of each series of Company preferred stock. The Board is able to, without stockholder approval, issue Company preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Company common stock and could have anti-takeover effects. The ability of the Board to issue Company preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management.

Warrants

As of May 2, 2022, there were 12,458,876 warrants to purchase the Company’s common stock outstanding. Each whole warrant entitles the registered holder to purchase one share of the Company’s common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 30 days after the completion of an initial business combination or February 6, 2021. The warrants will expire on March 12, 2026, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

Holders of warrants will not be exercisable for cash unless the Company has an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of the Company’s common stock. Notwithstanding the foregoing, if a registration statement covering the shares of the Company’s common stock issuable upon exercise of the public warrants is not effective within a specified period following the consummation of Business Combination, holders of public warrants may, until such time as there is an effective registration statement and during any period when the Company has failed to maintain an effective registration statement, exercise public warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their public warrants on a cashless basis. In the event of such a cashless exercise, each holder would pay the exercise price by surrendering the public warrants for that number of shares of the Company’s common stock equal to the quotient obtained by dividing (x) the product of the number of shares of the Company’s common stock underlying the public warrants, multiplied by the difference between the exercise price of the public warrants and the “fair market value” (as defined below) by (y) the fair market value. The “fair market value” for this purpose means the average reported last sale price of the shares of the Company’s common stock for the five trading days ending on the trading day prior to the date of exercise.

The Company may call the warrants for redemption (excluding the private warrants), in whole and not in part, at a price of $0.01 per warrant, (i) at any time after the warrants become exercisable, (ii) upon not less than 30 days’ prior written notice of redemption to each holder of warrants after the warrants become exercisable, (iii) if, and only if, the reported last sale price of the shares of the Company’s common stock equals or exceeds $18.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing after the warrants become exercisable and ending on the third business day prior to the notice of redemption to holders of warrants, and (iv) if, and only if, there is a current registration statement in effect with respect to the shares of the Company’s common stock underlying such warrants.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

If the Company calls the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of the Company’s common stock equal to the quotient obtained by dividing (x) the product of the number of shares of the Company’s common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (as defined below) by (y) the fair market value. The “fair market value” for this purpose means the average reported last sale price of the shares of the Company’s common stock for the five trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The private warrants are identical to the public warrants, except that the private warrants are exercisable for cash or on a cashless basis, at the holder’s option, and are non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the private warrants are held by someone other than the initial purchasers or their permitted transferees, the private warrants are redeemable by the Company and exercisable by such holders on the same basis as the public warrants.

The exercise price and number of shares of the Company’s common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuances of shares of the Company’s common stock at a price below their respective exercise prices.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round up to the nearest whole number the number of shares of the Company’s common stock to be issued to the warrant holder.

Dividends

The Company has not paid any cash dividends on the common stock to date and does not intend to pay cash dividends. The payment of cash dividends in the future will be dependent upon the Company’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the Business Combination. The payment of any cash dividends will be within the discretion of the Board at such time. The Company’s ability to declare dividends may also be limited by restrictive covenants pursuant to any debt financing agreements.

Lock-Up Restrictions

Certain of our stockholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See the section entitled “Certain Relationships and Related Person Transactions.”

Listing of Securities

Our common stock and warrants are listed on the NYSE under the symbols “AEVA” and “AEVA.WS,” respectively.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock and warrants is Continental Stock Transfer & Trust Company.

Certain Anti-Takeover Provisions of Delaware Law

Classified Board of Directors

The Certificate of Incorporation provides that the Board is divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with each director serving a three-year term. As a result, approximately one-third of the Board will be elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of the Board.

Authorized but Unissued Shares

The authorized but unissued shares of Company common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the NYSE. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Company common stock and preferred stock could make more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Stockholder Action; Special Meetings of Stockholders

The Certificate of Incorporation provides that stockholders may not take action by written consent, but may only take action at annual or special meetings of stockholders. As a result, a holder controlling a majority of Company capital stock would not be able to amend the Bylaws or remove directors without holding a meeting of stockholders called in accordance with the Bylaws. This restriction does not apply to actions taken by the holders of any series of preferred stock of the Company to the extent expressly provided in the applicable Preferred Stock Designation. Further, the Certificate of Incorporation provides that, subject to any special rights of the holders of preferred stock of the Company, only the Board, the chairperson of Board or the chief executive officer of the Company may call special meetings of stockholders, thus prohibiting a holder of the Company’s common stock from calling a special meeting. These provisions might delay the ability of stockholders to force consideration of a proposal or for stockholders controlling a majority of Company capital stock to take any action, including the removal of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

The Bylaws provide that stockholders seeking to bring business before the Company’s annual meeting of stockholders, or to nominate candidates for election as directors at its annual meeting of stockholders, must provide timely notice. To be timely, a stockholder’s notice will need to be delivered to, or mailed and received at, the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting, except in the case of a special meeting to nominate candidates for election as directors, timely notice shall not less than the later of 90 days prior to the special meeting or the 10th day following the day on which public disclosure of the date of the special meeting is first made by the Company). In the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, to be timely, a stockholder’s notice must be so delivered, or mailed and received, not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made by the Company. The Company’s bylaws will also specify certain requirements as to the form and content of a stockholders’ notice. These provisions may preclude the Company’s stockholders from bringing matters before its annual meeting of stockholders or from making nominations for directors at its annual meeting of stockholders.

Amendment of Charter or Bylaws

The Bylaws may be amended or repealed by the Board or by the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the shares of the capital stock of the Company entitled to vote in the election of directors, voting as one class. The affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, will be required to amend certain provisions of the Certificate of Incorporation.

Board Vacancies

Any vacancy on the Board may be filled by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director, subject to the Stockholders Agreement and any special rights of the holders of preferred stock of the Company. Any director chosen to fill a vacancy will hold office until the expiration of the term of the class for which he or she was elected and until his or her successor is duly elected and qualified or until their earlier resignation, removal from office, death or incapacity. Except as otherwise provided by law, the Stockholders Agreement or the Bylaws, in the event of a vacancy in the Board, the remaining directors may exercise the powers of the full Board until the vacancy is filled.

Exclusive Forum Selection

The Certificate of Incorporation provides that unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for: (i) any derivative action brought by a stockholder on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of the Company’s directors, officers or stockholders, (iii) any action arising under the Certificate of Incorporation, the Bylaws or the DGCL or (iv) any action asserting a claim against the Company governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of the Company’s capital stock will be deemed to have notice of and consented to the exclusive forum provisions in the Certificate of Incorporation. In addition, the Certificate of Incorporation designates the federal district courts of the United States of America as the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision in the Certificate of Incorporation will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that these provisions are unenforceable, and to the extent they are enforceable, the provisions may have the effect of discouraging lawsuits against our directors and officers, although the Company stockholders will not be deemed to have waived its compliance with federal securities laws and the rules and regulations thereunder.

Section 203 of the Delaware General Corporation Law

The Company is subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a Delaware corporation that is listed on a national securities exchange or held of record by more than 2,000 stockholders from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, certain mergers, asset or stock sales or other transactions resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s outstanding voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•

at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Under certain circumstances, Section 203 of the DGCL will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring the Company to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. Section 203 of the DGCL also may have the effect of preventing changes in the Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Limitation on Liability and Indemnification of Directors and Officers

The Certificate of Incorporation provides that the Company’s directors and officers will be indemnified and advanced expenses by the Company to the fullest extent authorized or permitted by the DGCL as it now exists or may in the future be amended. In addition, the Certificate of Incorporation provides that the Company’s directors will not be personally liable to the Company or its stockholders for monetary damages for breaches of their fiduciary duty as directors to the fullest extent permitted by the DGCL.

The Certificate of Incorporation also permits the Company to purchase and maintain insurance on behalf of any officer, director, employee or agent of the Company for any liability arising out of his or her status as such, regardless of whether the DGCL would permit indemnification.

These provisions may discourage stockholders from bringing a lawsuit against the Company directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

SELLING SECURITYHOLDERS

This prospectus relates to the resale by the Selling Securityholders from time to time of up to an aggregate of 169,652,147 shares of common stock (consisting of up to an aggregate of 28,168,478 shares of our common stock that were issued to the PIPE Investors in the November 2020 Private Placement and the December 2020 Private Placement, collectively, up to an aggregate of 141,099,669 shares of our common stock otherwise held by the Selling Securityholders, up to an aggregate of 384,000 shares of our common stock that may be issued upon exercise of the private placement warrants) and 384,000 private placement warrants. The Selling Securityholders may from time to time offer and sell any or all of the securities set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, their permitted transferees and others who later come to hold any of the Selling Securityholders’ interest in the common stock other than through a public sale.

The following table sets forth and the accompanying footnotes are based primarily on information provided to us by the Selling Stockholders indicating our common stock they wished to be covered by this registration statement and eligible for sale under this prospectus. A Selling Stockholder may have sold or transferred some or all of the common stock indicated below with respect to such Selling Stockholder and may in the future sell or transfer some or all of the common stock indicated below in transactions exempt from the registration requirements of the Securities Act rather than under this prospectus. The percentage of beneficial ownership of after the offered securities are sold is calculated based on 216,703,019 shares of common stock outstanding as of May 2, 2022.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such common stock or warrants. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the common stock or warrants in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of shares registered on its behalf. A Selling Securityholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

	Securities Beneficially Owned Prior to the Offering	Securities Being Offered in the Offering	Securities Beneficially Owned After the Offered Securities are Sold
Selling Securityholder	Shares of Common Stock and Warrants	Shares of Common Stock and Warrants	Shares of Common Stock and Warrants	%
Soroush Salehian Dardashti(1)	26,798,054	26,798,054	—	—
Mina Rezk(2)	49,823,642	49,823,642	—	—
Lux Co-Invest Opportunities, LP(3)	1,959,371	1,959,371	—	—
Lux Ventures IV, LP(4)	29,384,634	29,384,634	—	—
Canaan XI L.P.(5)	20,550,196	20,550,196	—	—
Adage Capital Partners, L.P.(6)	7,632,829	7,632,829	—	—
InterPrivate Acquistion Management LLC(7)	6,789,121	6,789,121	—	—
InterPrivate MII LLC(8)	225,000	225,000	—	—
EarlyBirdCapital, Inc.(9)	275,379	275,379	—	—
Alyeska Master Fund, L.P.(10)	500,000	500,000	—	—
Antarctic Prion, LTD(11)	200,000	200,000	—	—
Atlas Enhanced Master Fund, Ltd.(12)	267,000	267,000	—	—
Atlas Master Fund, Ltd.(13)	33,000	33,000	—	—
BBR Private Investment Fund – Series K, LP(14)	200,000	200,000	—	—
DSAM + Master Fund(15)	1,267,875	1,162,500	105,375	*
LMA SPC – MAP 112 Segregated Portfolio(16)	370,122	337,500	32,622	*
ALSARA Investment Group (formerly, Global Holding Group)(17)	500,000	500,000	—	—
Jane Street Global Trading, LLC(18)	995,443	195,443	—	—
JFI-SPAC, LLC(19)	200,000	200,000	—	—
Kaiser Foundation Hospitals(20)	800,000	800,000
Kaiser Permanente Group Trust(21)	1,200,000	1,200,000
Kepos Alpha Master Fund L.P.(22)	500,000	500,000	—	—
Nikolaj Kornum(23)	600,000	600,000	—	—
Laurel Grove Trust(24)	100,000	100,000	—	—
Magnetar Constellation Master Fund, Ltd(25)	550,951	392,000	158,951	*
Magnetar Constellation Fund II, Ltd(25)	174,914	113,000	61,914	*
Magnetar Structured Credit Fund, LP(25)	219,762	142,000	77,762	*
Magnetar Xing He Master Fund Ltd(25)	249,267	138,000	111,267	*
Magnetar Longhorn Fund LP(25)	60,000	60,000	—	—
Purpose Alternative Credit Fund Ltd(25)	50,000	50,000	—	—
Purpose Alternative Credit Fund – T LLC(25)	25,000	25,000	—	—
Magnetar Lake Credit Fund LLC(25)	80,000	80,000	—	—
Entities affiliated with Monashee Investment Management, LLC(26)	250,000	250,000	—	—
Porsche Dritte Beteiligung GmbH(27)	5,136,920	300,000	4,836,920	2.2%
Raycap Asset Holdings Ltd(28)	200,000	200,000	—	—
Retirement Plan Trust for Employees of Emigrant Bank(29)	250,000	250,000	—	—
The R&H Trust Co. Ltd., as Trustee of The Hucanu Trust(30)	500,000	500,000	—	—
THURSTON FAMILY 2011 TRUST(31)	25,000	25,000	—	—
Entities affiliated with Scopus Asset Management, L.P.(32)	300,000	300,000	—	—
Entities affiliated with 345 Partners SPV2 LLC(33)	275,000	275,000	—	—
Entities affiliated with Sylebra Capital Limited(34)	16,168,478	16,168,478	—	—
Steven Levine(35)	35,000	35,000	—	—
David Nussbaum(36)	35,000	35,000	—	—
Edward Kovary(37)	35,000	35,000	—	—

	Securities Beneficially Owned Prior to the Offering	Securities Being Offered in the Offering	Securities Beneficially Owned After the Offered Securities are Sold
Selling Securityholder	Shares of Common Stock and Warrants	Shares of Common Stock and Warrants	Shares of Common Stock and Warrants	%
R. Michael Powell(38)	15,000	15,000	—	—
Marc Van Tricht(39)	14,500	14,500	—	—
Mauro Conijeski(40)	2,500	2,500	—	—
Eileen Moore(41)	2,000	2,000	—	—
Robert Gladstone(42)	2,000	2,000	—	—
Jillian Carter(43)	1,500	1,500	—	—
Amy Kaufmann(44)	1,500	1,500	—	—
Tracy Fezza(45)	1,000	1,000	—	—
Mark Cangemi(46)	1,000	1,000	—	—
Coleen McGlynn(47)	1,000	1,000	—	—
Jacqueline Chang(48)	1,000	1,000	—	—
Joseph Mongiello(49)	1,000	1,000	—	—
Gleeson Cox(50)	1,000	1,000	—	—

*	Indicates less than 0.1%
(1)	The address for Mr. Dardashti is 555 Ellis Street Mountain View, California 94043.
(2)	The address for Mr. Rezk is 555 Ellis Street Mountain View, California 94043.
(3)

1,959,371 shares held of record by Lux Co-Invest Opportunities, L.P. Lux Co-Invest Partners , LLC is the general partner of Lux Co-Invest Partners, L.P. and exercises voting and dispositive power over the shares noted herein held by Lux Co-Invest Opportunities, L.P. Peter Hebert and Josh Wolfe are the individual managing members of Lux Co-Invest Partners , LLC, or the Individual Managers. The Individual Managers, as the sole managers of Lux Co-Invest Partners , LLC may be deemed to share voting and dispositive power for the shares noted herein held by Lux Co-Invest Opportunities, L.P. Lux Co-Invest Partners , LLC, and the Individual Managers separately disclaim beneficial ownership over the shares noted herein except to the extent of their pecuniary interest therein. The address for these entities and individuals is c/o Lux Capital Management, 920 Broadway, 11th Floor, New York, NY 10010.

(4)

29,384,634 shares held of record by Lux Ventures IV, L.P. Lux Venture Partners IV, LLC is the general partner of Lux Ventures IV, L.P. and exercises voting and dispositive power over the shares noted herein held by Lux Ventures IV, L.P. Peter Hebert and Josh Wolfe are the individual managing members of Lux Venture Partners IV, or the Individual Managers. The Individual Managers, as the sole managers of Lux Venture Partners IV, LLC may be deemed to share voting and dispositive power for the shares noted herein held by Lux Ventures IV, L.P. Lux Venture Partners IV, and the Individual Managers separately disclaim beneficial ownership over the shares noted herein except to the extent of their pecuniary interest therein. The address for these entities and individuals is c/o Lux Capital Management, 920 Broadway, 11th Floor, New York, NY 10010.

(5)

Canaan Partners XI LLC is the general partner (“General Partner”) of the Selling Securityholder. Hrach Simonian is a manager and member of the General Partner. The address for the Selling Securityholder, the General Partner and Mr. Simonian is 285 Riverside Ave, STE 250, Westport, CT 06880-4805.

(6)

The securities to which this filing relates are held directly by Adage Capital Partners, L.P., a Delaware limited partnership (the “Fund”). Adage Capital Partners GP, L.L.C., a Delaware limited liability company (“ACPGP”), serves as the general partner of the Fund and as such has discretion over the portfolio securities beneficially owned by the Fund. Adage Capital Advisors, L.L.C., a Delaware limited liability company (“ACA”), is the managing member of ACPGP and directs ACPGP’s operations. Robert Atchinson and Phillip Gross are the managing members of ACPGP and ACA and general partners of the Fund.

(7)

Consists of (i) 6,538,581 shares of common stock, (ii) 250,540 private placement warrants and (iii) 250,540 shares of common stock that may be issued upon exercise of warrants. 6,037,500 of these shares are subject to a contractual lock-up as described under “Certain Relationships and Related Person Transactions—Amended and Restated Registration Rights Agreement.” Brandon Bentley has the power to vote and dispose of the securities held by the Selling Securityholder. The address for the Selling Securityholder is 1350 Avenue of the Americas, New York, NY 10019-4702.
(8)

Consists of (i) 150,000 shares of common stock, (ii) 75,000 private placement warrants and (iii) 75,000 shares of common stock that may be issued upon exercise of the private placement warrants. The address for the Selling Securityholder is 1350 Avenue of the Americas, New York, NY 10019-4702. Brandon Bentley has the power to vote and dispose of the securities held by the Selling Securityholder.

(9)

Consists of (i) 100,000 shares of common stock received in respect of InterPrivate common stock, (ii) 116,919 shares of common stock received in respect of the private placement units, (iii) 58,460 private placement warrants and (iv) 58,460 shares of common stock that may be issued upon exercise of warrants. Steven Levine is the Chief Executive Officer of EarlyBirdCapital, Inc. and may be deemed to be the beneficial owner of such shares. The address of EarlyBirdCapital, Inc. and Mr. Levine is One Huntington Quadrangle 4C18, Melville, NY 11747.

(10)

Consists of (i) 500,000 shares of common stock and (ii) 300,000 shares of common stock that may be issued upon exercise of warrants. Alyeska Investment Group, L.P., the investment manager of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is 77 W. Wacker, Suite 700, Chicago, IL 60601.

(11)	The address for Antarctic Prion LTD is R Jeronimo Da Veiga, 45, CJ 141 0453-000 Sao Paulo, Brazil.
(12)

Balyasny Asset Management L.P. (the “Advisor”) serves as the investment manager of Atlas Enhanced Master Fund, Ltd. Dmitry Balyasny is the Managing Partner and Chief Investment Officer of the Advisor. The address of each of the Selling Securityholder, the Advisor and Mr. Balyasny is 444 W. Lake Street, 50th Floor Chicago, IL 60606.

(13)

Balyasny Asset Management L.P. (the “Advisor”) serves as the investment manager of Atlas Master Fund, Ltd. Dmitry Balyasny is the Managing Partner and Chief Investment Officer of the Advisor. The address of each of the Selling Securityholder, the Advisor and Mr. Balyasny is 444 W. Lake Street, 50th Floor Chicago, IL 60606.

(14)	The address for BBR Private Investment Fund – Series K, LP is 55 East 52nd Street, 18th Floor, New York, NY 10055.
(15)

DSAM Partners (London) Ltd. (the “Investment Advisor”) is the investment advisor to the Holder and as such may be deemed to have voting and investment power over the securities held by the Holder. The Investment Advisor is ultimately controlled by Mr. Guy Shahar. The Holder and Mr. Shahar disclaim beneficial ownership of the securities listed above. The address for the Holder is C/O Maples Corporate Services Limited PO Box 309, Ugland House, Grand Cayman KY1-1104.

(16)

DSAM Partners (London) Ltd. (the “Investment Advisor”) is the investment advisor to the Holder and as such may be deemed to have voting and investment power over the securities held by the Holder. The Investment Advisor is ultimately controlled by Mr. Guy Shahar. The Holder and Mr. Shahar disclaim beneficial ownership of the securities listed above. The address for the Holder is C/O Walkers Corporate Services Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9001.

(17)	The address for ALSARA Investment Group (formerly, Global Holding Group) is Harbour Place, 103 South Church Street, Grand Cayman KY1-1002, George Town, Cayman Islands.
(18)

Jane Street Global Trading, LLC is a wholly owned subsidiary of Jane Street Group, LLC. Michael A. Jenkins and Robert. A. Granieri are the members of the Operating Committee of Jane Street Group, LLC. The address for Jane Street Global Trading, LLC, Jane Street Group, LLC and Messrs. Jenkins and Granieri is 250 Vesey Street, 3rd Floor, New York, NY 10281.

(19)

Jacobson Family Investments, Inc. (the “Manager”) serves as the manager of JFI-SPAC, LLC. J. Robert Small is the President of the Manager. The address of each of JFI-SPAC, LLC, the Manager and Mr. Small is 410 Park Avenue, Suite 620, New York, NY 10022.

(20)	The address for Kaiser Foundation Hospitals is One Kaiser Plaza, The Ordway Building, Oakland, CA 94612.
(21)	The address for Kaiser Permanente Group Trust is One Kaiser Plaza, The Ordway Building, Oakland, CA 94612.
(22)

Kepos Capital LP is the investment manager of the selling securityholder and Kepos Partners LLC is the General Partner of the selling shareholder and each may be deemed to have voting and dispositive power with respect to the shares. The general partner of Kepos Capital LP is Kepos Capital GP LLC (the “Kepos GP”) and the Managing Member of Kepos Partners LLC is Kepos Partners MM LLC (“Kepos MM”). Mark Carhart controls Kepos GP and Kepos MM and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by this selling securityholder. Mr. Carhart disclaims beneficial ownership of the shares held by the selling securityholder. The address for such entities and Mr. Carhart is c/o Kepos Capital LP, 11 Times Square, 35th Flr, New York NY 10036.

(23)	The address for Mr. Kornum is Chemin Des Cotes, 10 Switzerland 1297 Founex Switzerland.
(24)	The address for Laurel Grove Trust is 80 East Sir Francis Drake Boulevard, Suite 3D, Larkspur, CA 94939.
(25)

The registered holders of the referenced shares to be registered are the following funds and accounts that are managed by Magnetar Financial LLC (“MFL”) which serves as investment manager of each Magnetar Constellation Master Fund, Ltd., Magnetar Constellation Fund II, Ltd, Magnetar Longhorn Fund LP, Purpose Alternative Credit Fund Ltd, Purpose Alternative Credit Fund - T LLC, and Magnetar Xing He Master Fund Ltd. MFL is the manager of Magnetar Lake Credit Fund LLC. MFL is the general partner of Magnetar Structured Credit Fund, LP (together with all of the foregoing funds, the “Magnetar Funds”). In such capacities, MFL exercises voting and investment power over the securities listed above held for the accounts of the Magnetar Funds. MFL is a registered investment adviser under Section 203 of the Investment Advisers Act of 1940, as amended. Magnetar Capital Partners LP (“MCP”), is the sole member and parent holding company of MFL. Supernova Management LLC (“Supernova”), is the sole general partner of MCP. The manager of Supernova is Alec N. Litowitz, a citizen of the United States of America. Each of the Magnetar Funds, MFL, MCP, Supernova and Alec N. Litowitz disclaim beneficial ownership of these securities except to the extent of their pecuniary interest in the securities. Shares shown include only the securities being registered for resale and may not incorporate all interests deemed to be beneficially held by the registered holders described above or by other investment funds managed or advised by MFL.

(26)

Consists of (i) 56,920 shares held of record by Monashee Pure Alpha SPV I LP, (ii) 62,796 shares held of record by Monashee Solitario Fund LP, (iii) 102,817 shares held of record by BEMAP Master Fund Ltd, (iv) 11,621 shares held of record by BESPOKE ALPHA MAC MIM LP and (v) 15,846 shares held of record by SFL SPV I LLC. Monashee Investment Management, LLC (the “Advisor”) serves as the investment manager of such entities. Jeff Muller is the CCO of the Advisor. The address of each of the entities, the Advisor and Mr. Muller is 75 Park Plaza, 2nd Floor, Boston, MA 02116.

(27)

Porsche Automobil Holding SE (registered in the commercial register of the district court of Stuttgart under HRB 751888) as sole shareholder and controlling entity of Porsche Dritte Beteiligung GmbH has the power to vote or dispose of the securities reported in the table above. The address of each of the entities is Porscheplatz 1, 70435 Stuttgart, Germany.

(28)	The address for Raycap Asset Holdings Ltd is 66 Akropoleos, Acropolis Tower, 1st Floor, Strovolos, 2012, Nicosia, Cyprus.
(29)

Emigrant Bank serves as Trustee of the Retirement Plan Trust for Employees of Emigrant Bank and has the power to vote or dispose of the securities reported in the table above, solely in its capacity as trustee. John R. Hart, who serves as Vice Chairman of Emigrant Bank, is the primary contact person for Emigrant Bank in its capacity as trustee for this investment. The address of each of the entities is 5 East 42nd Street, 8th Floor, New York, NY 10017. The address for Mr. Hart is 240 S Pineapple Ave, 5th Floor, Sarasota, FL 34236.

(30)

With regard to the ownership of The R&H Trust Co. Ltd, we hereby confirm that it is 100% owned by The R & H Holdings Ltd. and 95% of the shares of The R & H Holdings Ltd. are held by the partners of Rawlinson & Hunter, Cayman Islands, with the remaining 5% being held by another Rawlinson & Hunter office. The partners of Rawlinson & Hunter, Cayman Islands are William E.J. Walmsley, Tamara D. Corbin, Alan Milgate, Amanda Bako and Martin Trott. All five partners should be treated as an Ultimate

Beneficial Owner as individually they own or control greater than 10% of the Partnership. The address of such entities is P.O. Box 897, Windward 1, Regatta Office Park, Grand Cayman KY1-1105, Cayman Islands.
(31)	The address for THURSTON FAMILY 2011 TRUST is 31 St James Ave, STE 740, Boston, MA 02116.
(32)

Consists of (i) 18,015 shares held of record by Scopus Partners, L.P., (ii) 27,585 shares held of record by Scopus Partners II, L.P., (iii) 230,295 shares held of record by Scopus Vista Partners, L.P., (iv) 9,798 shares held of record by Scopus Fund Ltd. and (v) 14,307 shares held of record by Scopus Vista Fund, Ltd. Scopus Asset Management, L.P. (the “Advisor”) serves as the investment advisor of such entities. Scopus Capital, Inc. is the general partner of Scopus Asset Management, L.P. Alexander Mitchell holds 100% of the ownership interest of each of Scopus Capital, Inc. and Scopus Advisors, LLC. The address of each entity and Mr. Mitchell is c/o Scopus Asset Management, L.P., 717 Fifth Ave, 21st FL, New York, NY 10022.

(33)

Consists of (i) 190,000 shares held of record by Consulting2 LLC, (ii) 65,000 shares held of record by Faugno Living Trust, (iii) 10,000 shares held of record by Kantwood LLC and (iv) 10,000 shares held of record by David and Colleen Withers Family Trust. David Faugno, Gordy Holterman, Michael Perone, and David Withers are Managing Members of 345 Partners SPV2 LLC. The address of each of the entities, the Advisor and Mssrs. Faugno, Holterman, Perone and Withers is 108 Baywood Ave, Hillsborough, CA 94010.

(34)

Consists of (i) 3,183,332 shares held of record by Sylebra Capital Parc Master Fund, (ii) 669,997 shares held of record by BEMAP Master Fund Ltd., (iii) 11,204,940 shares held of record by Sylebra Capital Partners Master Fund, Ltd. and (iv) 1,110,209 shares held of record by Blackwell Capital Partners LLC – Series A. Sylebra Capital Limited (the “Advisor”) serves as the investment manager of such entities. Dan Gibson is the Chief Investment Officer of the Advisor. The address of each of the entities, the Advisor and Mr. Gibson is 20/F, 28 Hennessy Road, Wan Chai, Hong Kong.

(35)	The address for Mr. Levine is 366 Madison Ave, FL 8, New York, NY 11747.
(36)	The address for Mr. Nussbaum is c/o EarlyBirdCapital One Huntington Quadrangle 4C18, Melville, NY 11747
(37)	The address for Mr. Kovary is 221 Locust Ave, Rye, NY 10580.
(38)	The address for Mr. Powell is 366 Madison Ave, 8th Fl, New York, NY 10017.
(39)	The address for Mr. Van Tricht is 366 Madison Ave, 8th Floor, New York, NY 10128.
(40)	The address for Mr. Conijeski is 325 W 112th St, Apt A, New York, NY 10026.
(41)	The address for Ms. Moore is 13 The Promenade, Glen Head, NY 11545.
(42)	The address for Mr. Gladstone is 3 Lea Court, Syosset, NY 11791.
(43)	The address for Ms. Carter is 100 West 26th Street, Apt 26A, New York, NY 10001.
(44)	The address for Ms. Kaufmann is 366 Madison Avenue, 8th Floor New York, NY 10017.
(45)	The address for Ms. Fezza is 28 Tooker Ave, Oyster Bay, NY 11771.
(46)	The address for Mr. Cangemi is 57 Donald Street, East Williston, NY 11596.
(47)	The address for Ms. McGlynn is 15 Van Brunt Rd., Broad Channel, NY 11693.
(48)	The address for Ms. Chang is 366 Madison Avenue, 8th Floor New York, NY 10017.
(49)	The address for Mr. Mongiello is 3 Long Road, Manorville, NY 11949.
(50)	The address for Mr. Cox is 139 Jennings Road, Cold Spring Harbor, NY 11724.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of our shares of common stock. This discussion applies only to shares of common stock that are held as capital assets for U.S. federal income tax purposes and is applicable only to holders who are purchasing our common stock in this offering.

This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors (such as the effects of Section 451 of the Internal Revenue Code of 1986, as amended (the “Code”) Code), including but not limited to:

•	financial institutions or financial services entities;

•	broker-dealers;

•	governments or agencies or instrumentalities thereof;

•	regulated investment companies;

•	real estate investment trusts;

•	U.S. expatriates or certain former citizens or long-term residents of the United States;

•	persons that actually or constructively own five percent or more of our common stock;

•	insurance companies;

•	dealers or traders subject to a mark-to-market method of accounting with respect to the common stock;

•	persons holding the common stock as part of a “straddle,” hedge, integrated transaction or similar transaction;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	controlled foreign corporations or passive foreign investment companies;

•	partnerships or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such entities; and

•	tax-exempt entities.

This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

We have not sought, and will not seek, a ruling from the Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our common stock through such entities. If a partnership (or other entity or arrangement classified as a partnership or other pass-through entity for United States federal income tax purposes) is the beneficial owner of our common stock, the United States federal income tax treatment of a partner or member in the partnership or other pass-through entity generally will depend on the status of the partner or member and the activities of the partnership or other pass-through entity. If you are a partner or member of a partnership or other pass-through entity holding our common stock, we urge you to consult your own tax advisor.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK. EACH PROSPECTIVE INVESTOR IN OUR COMMON STOCK IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY UNITED STATES FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our shares of common stock who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury regulations to be treated as a United States person.

Taxation of Distributions. If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividends” that will be subject to tax at the preferential tax rates accorded to long-term capital gains. If the holding period requirements are not satisfied, then a corporation will generally not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders will generally be subject to tax on such dividends at regular ordinary income tax rates instead of the preferential rates that apply to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock. Upon a sale, taxable exchange or other taxable disposition of our common stock, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the common stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S.

holder’s holding period for the common stock so disposed of exceeds one year. If the holding period requirements are not satisfied, any gain on a sale, taxable exchange or taxable disposition of the common stock would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its common stock so disposed of. A U.S. holder’s adjusted tax basis in its common stock generally will equal the U.S. holder’s acquisition cost for the common stock, reduced by any prior distributions treated as a return of capital.

Information Reporting and Backup Withholding. In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our shares of common stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number or a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Any amounts withheld under the backup withholding rules generally should be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of our shares of common stock who or that is, for U.S. federal income tax purposes:

•	a non-resident alien individual (other than certain former citizens or long-term residents of the United States subject to U.S. tax as expatriates);

•	a foreign corporation; or

•	an estate or trust that is not a U.S. holder.

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition of our common stock. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our common stock.

Taxation of Distributions. In general, any distributions we make to a Non-U.S. holder of shares of our common stock (other than certain distributions of our stock or rights to acquire our stock), to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes. Provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (as discussed below), the withholding agent will generally be required to withhold tax from the gross amount of the dividends at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

The withholding tax does not apply to dividends paid to a Non-U.S. holder who provides a properly completed IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock. A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our common stock, unless:

•

the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our common stock, and, in the case where shares of our common stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our common stock at any time within the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our common stock. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate).

We believe we are not and do not anticipate becoming a “United States real property holding corporation” for U.S. federal income tax purposes. If, however, the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, taxable exchange or other taxable disposition of our common stock will be subject to U.S. federal income tax at generally applicable U.S. federal income tax rates. In addition, the transferee may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition.

Information Reporting and Backup Withholding. Information returns generally will be filed with the IRS in connection with distributions on our common stock. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid additional information reporting and backup withholding requirements with respect to distributions on our common stock and the proceeds from a sale or other disposition of our common stock. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding Taxes. Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends (including constructive dividends) on our common stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United

States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Prospective investors should consult their tax advisers regarding the effects of FATCA on their investment in our common stock.

PLAN OF DISTRIBUTION

We are registering up to an aggregate of 12,075,000 shares of our common stock that may be issued upon exercise of the public warrants. We are also registering the possible offer and sale from time to time by the Selling Securityholders, or their permitted transferees, of (i) up to an aggregate of 28,168,478 shares of our common stock that were issued to PIPE Investors in a private placement in connection with the closing of the Business Combination, (ii) up to an aggregate of 141,099,669 shares of our common stock otherwise held by the Selling Securityholders, (iii) up to an aggregate of 384,000 shares of our common stock that may be issued upon exercise of warrants held by the Selling Securityholders and (iv) up to an aggregate of 384,000 warrants held by the Selling Securityholders. We are also registering any additional securities that may become issuable by reason of share splits, share dividends or other similar transactions.

We will not receive any proceeds from the sale of shares of common stock or warrants by the Selling Securityholders pursuant to this prospectus, except with respect to amounts received by us upon exercise of the warrants to the extent such warrants are exercised for cash. The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders incurred by the Selling Securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.

The securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors-in-interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.

Subject to the limitations set forth in any applicable registration rights agreement, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the NYSE;

•

through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	settlement of short sales entered into after the date of this prospectus;

•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share or warrant;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling securityholder.

Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents.

The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Except as otherwise set forth in a prospectus supplement, any underwritten offering pursuant to this prospectus will be underwritten by one, several or all of the following financial institutions: Barclays Capital

Inc., BofA Securities, Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Jefferies LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and UBS Securities LLC. The obligations of the underwriters to purchase the securities will be subject to certain conditions.

With respect to a particular offering of the securities held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

•	the specific securities to be offered and sold;

•	the names of the selling securityholders;

•	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

•	settlement of short sales entered into after the date of this prospectus;

•	the names of any participating agents, broker-dealers or underwriters; and

•	any applicable commissions, discounts, concessions and other items constituting compensation from the selling securityholders.

In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may over-allot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The Selling Securityholders may solicit offers to purchase the securities directly from, and it may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities.

Our common stock and warrants are listed on the NYSE under the symbols “AEVA” and “AEVA.WS”, respectively.

The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the securities covered by this prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, or perform services for us or the Selling Securityholders, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Securityholders or any other person, which limitations may affect the marketability of the shares of the securities.

We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

A holder of warrants may exercise its warrants in accordance with the Warrant Agreement on or before the expiration date by surrendering, at the office of the warrant agent, Continental Stock Transfer & Trust Company, the certificate evidencing such warrant, an election to purchase, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

LEGAL MATTERS

The validity of the shares of our common stock offered by this prospectus will be passed upon by Goodwin Procter LLP, Redwood City, California.

EXPERTS

The financial statements of Aeva Technologies, Inc. and subsidiaries incorporated by reference in this Prospectus, and the effectiveness of Aeva Technologies, Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database.

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at www.sec.gov.

Our website address is https://www.aeva.com. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus. Our website address is included in this prospectus as an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This registration statement incorporates by reference important business and financial information about us that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. Any statement contained in this prospectus or a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be considered in its unmodified or superseded form to constitute a part of this prospectus, except as so modified or superseded.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

•	Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 1, 2022, as amended by our Annual Report on Form 10-K/A filed with the SEC on April 27, 2022;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 9, 2022; and

•

The description of our common stock contained in Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2021 and including any further amendment or report filed for the purpose of updating such description.

All documents that we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than any such documents or portions thereof that are deemed to have been furnished and not filed in accordance with the rules of the SEC), after the date hereof and prior to the termination of an offering of securities under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. Any such request may be made by writing or calling us at the following address or phone number:

Aeva Technologies, Inc.

555 Ellis Street

Mountain View, California 94043

(650)-481-7070

Attention: Corporate Secretary

Up to 181,727,147 Shares of Common Stock

384,000 Warrants to Purchase Common Stock

PROSPECTUS

                , 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale and distribution of the securities being registered hereby. In addition, we may incur additional expenses in the future in connection with the offering of our securities pursuant to this prospectus. If required, any such additional expenses will be disclosed in a prospectus supplement.

All amounts are estimates, except for the SEC registration fee.

Amount
SEC registration fee		$203,640.97	**
Accounting fees and expenses			*
Legal fees and expenses			*
Miscellaneous fees and expenses			*

Total expenses	$		*

*	These fees and expenses are calculated based on the amount of securities offered and accordingly cannot be estimated at this time.
**	Previously paid.

We will pay the expenses, other than underwriting discounts and commissions and certain expenses incurred by the Selling Securityholders in disposing of the securities, associated with the sale of securities pursuant to this prospectus. The Selling Securityholders will bear all underwriting commissions and discounts, if any, attributable to their sale of the securities.

ITEM 15.	Indemnification of Directors and Officers

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Our Certificate of Incorporation, which became effective upon completion of the Business Combination, provides that no director of ours shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) in respect of unlawful dividend payments or stock redemptions or repurchases, or (4) for any transaction from which the director derived an improper personal benefit. In addition, our Certificate of Incorporation provides that if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of ours shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Our Certificate of Incorporation further provides that any repeal or modification of such article by its stockholders or amendment to the DGCL will not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a director serving at the time of such repeal or modification.

Our Bylaws provide that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was, or has agreed to become, the Company’s director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture or other enterprise (all such persons being referred to as an Indemnitee), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our Bylaws also provides that we will advance expenses to Indemnitees in connection with a legal proceeding, subject to limited exceptions.

In connection with the Business Combination, we entered into indemnification agreements with each of our directors and executive officers. These agreements provide that we will indemnify each of our directors and such officers to the fullest extent permitted by law and our Certificate of Incorporation and our Bylaws.

We will also maintain a general liability insurance policy, which will cover certain liabilities of directors and officers of ours arising out of claims based on acts or omissions in their capacities as directors or officers.

ITEM 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit Index

Exhibit Number	Description
1.1*	Form of Underwriting Agreement.

2.1†	Business Combination Agreement, dated as of November 2, 2020, by and among InterPrivate Acquisition Corp., WILLY Merger Sub Corp., and Aeva, Inc. (incorporated by reference to Annex A to the Proxy Statement/Prospectus/Consent Solicitation Statement).

3.1	Second Amended and Restated Certificate of Incorporation of Aeva Technologies, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the Registrant on March 18, 2021).

3.2	Amended and Restated By-laws of Aeva Technologies, Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed by the Registrant on March 18, 2021).

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1 filed by the Registrant on January 24, 2020).

4.2	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-1 filed by the Registrant on January 24, 2020).

4.3	Warrant Agreement, dated February 3, 2020, by and between the Registrant and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the Registrant on February 6, 2020).

4.4	Description of Registrant’s Securities (incorporated by reference to Exhibit 4.4 to the Annual Report on Form 10-K filed by the Registrant on March 1, 2022).

5.1	Opinion of Goodwin Procter LLP (incorporated by reference to Exhibit 5.1 to the Registration Statement on Form S-1 filed by the Registrant on June 8, 2021).

23.1**	Consent of Deloitte & Touche LLP independent registered accounting firm for Aeva.

23.2	Consent of Goodwin Procter LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 filed by the Registrant on March 23, 2022).

*

To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.

**	Filed herewith.
†

Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

ITEM 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on May 9, 2022.

AEVA TECHNOLOGIES, INC.

By:	/s/ Soroush Salehian Dardashti
Name:	Soroush Salehian Dardashti
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

Signature	Title	Date

/s/ Soroush Salehian Dardashti Soroush Salehian Dardashti	Chief Executive Officer and Director (Principal Executive Officer)	May 9, 2022

/s/ Saurabh Sinha Saurabh Sinha	Chief Financial Officer (Principal Financial and Accounting Officer)	May 9, 2022

* Mina Rezk	President, Chief Technology Officer and Director	May 9, 2022

* Shahin Farshchi	Director	May 9, 2022

* Hrach Simonian	Director	May 9, 2022

* Ahmed M. Fattouh	Director	May 9, 2022

*By	/s/ Soroush Salehian Dardashti
Soroush Salehian Dardashti
As Attorney-in-Fact